UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FlexShares Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:	(I.R.S. Employer Identification No.)

FlexShares® Credit-Scored US Corporate Bond Index Fund	The NASDAQ Stock Market LLC	47-1778897

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-173967

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1.	Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest, $0.0001 par value, of FlexShares Trust (the “Trust”) to be registered hereunder is set forth in Post-Effective Amendment No. 50 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173967; 811-22555), as filed November 3, 2014, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.	Exhibits

1. The Trust’s Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(3) to the Trust’s Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173967; 811-22555), as filed on September 1, 2011, and incorporated herein by reference.

2. The Trust’s Amendment No. 1 to the Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(4) to the Trust’s Post-Effective Amendment No. 47 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173967; 811-22555), as filed on August 13, 2014, and incorporated herein by reference.

3. The Trust’s Amended and Restated Schedule A to the Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(5) to the Trust’s Post-Effective Amendment No. 48 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173967; 811-22555), as filed on August 20, 2014, and incorporated herein by reference.

4. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173967; 811-22555), as filed on September 1, 2011, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FLEXSHARES TRUST

Date: November 3, 2014	By:	/s/ Peter K. Ewing
	Name:	Peter K. Ewing
	Title:	Vice President